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Exhibit 23.1

         CONSENT OF REGISTERED INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO: Sub Surface Waste Management of Delaware, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-122913, 333-120375 and 333-112562 of Sub Surface Waste Management of Delaware, Inc. on Form S-8 and in Registration Statement No. 333-117994 of Sub Surface Waste Management of Delaware, Inc. on Form SB-2 of our report dated December 29, 2005, appearing in this Annual Report on Form 10-KSB of Sub Surface Waste Management of Delaware, Inc. for the year ended September 30, 2005.

                                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                  --------------------------------------------
                                  Russell Bedford Stefanou Mirchandani LLP

New York, New York
December 29, 2005

                                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                  --------------------------------------------
                                  Russell Bedford Stefanou Mirchandani LLP

New York, New York
December 29, 2005